UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                                 ______________

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  AUGUST 14, 2009
                ________________________________________________
                Date of Report (Date of earliest event reported)


                            MAINLAND RESOURCES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


          NEVADA                       000-52782                90-0335743
____________________________    ________________________    ___________________
(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)


          20333 STATE HIGHWAY 249, SUITE 200
                    HOUSTON, TEXAS                              77070
       ________________________________________               __________
       (Address of principal executive offices)               (Zip Code)


                                 (281) 469-5990
               __________________________________________________
               Registrant's telephone number, including area code


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                   __________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on August 11, 2009, the Board of Directors (the "Board") of Mainland Resources, Inc., a Nevada corporation (the "Company") accepted the consents of
J. Jack Cox and Charles A. Morrison as a director of the Company. In accordance with a written consent of resolutions of the Board of Directors unanimously signed by all the members of the Board of Directors of the Company, Messrs. Cox and Morrison were duly appointed as a member of the Board of Directors. Therefore, as of the date of this Current Report, the Company's Board of Directors is comprised of the following individuals: Michael J. Newport, Ernest
G. Sorochan, William David Thomas, Simeon King Horton, Robert Fedun, Angelo Viard, Charles A. Morrison and J. Jack Cox.

BIOGRAPHY

J. JACK COX. During the past ten years, Mr. Cox has the president of Anderson Oil Company, Inc., a private company established in 1981, which is involved in the drilling and production of wells in Louisianna and Mississippi. From approximately June 1962 through September 1981, Mr. Cox was employed by Chevron Oil Company. During this time, his responsibilities included: (i) drilling engineer involving supervision of rig operations and related production engineering assignments; (ii) reservoir engineer involving preparation of feasibility studies (both technical and economic) for secondary recovery projects and utilization studies, review of reservoirs for depletion optimation recommendations; (iii) formation evaluation specialist involving log evaluations, reserve estimations and development studies; (iv) senior reservoir engineer involving supervising reservoir engineers, feasibility analysis, surveillance of waterfloods and reserve reviews for division workovers; (v) staff reservoir engineer involving supervision of senior reservoir engineers, reservoir engineers and technical assistance and preparation of economic evaluations associated with capital budget preparation; and (vi) division petroleum engineer involving supervision of eastern division production and reservoir engineering staffs.

Mr. Cox is a registered Petroleum Engineer in the States of Louisanna and Mississippi. He earned a Bachelor of Science in Petroleum Engineering from Louisianna State University. Mr. Cox was also the past treasurer, secretary, vice-chairman and chairman of the Delta Section Society of Petroleum Engineers. He served three years on the SPE Distinguished Lecturer Committee and three years on the National SPE Board of Directors.

CHARLES A. MORRISON. During the past ten years, Mr. Morrison has been engaged as a consulting geophysicist. From approximately December 2002 through present, Mr. Morrison has been the president of Charles A. Morrison Consulting Geophysicist Inc. pursuant to which he has managed various field operations and consultation with industry companies relating to oil and gas exploration projects. His principle responsibility is the evaluation of drilling prospects and projects both onshore and offshore. From approximately December 1998 through December 2002, Mr. Morrison was the exploration manager for Miller Exploration Company pursuant to which he manages petroleum exploration programs, coordinated geological and geophysical principles into feasible and economically viable drilling opportunities, supervised and manages geologists and geophysicists employed in various regional offices. He actively participated in geological decisions regarding electric log evaluation, design and supervision of 2D and 3D seismic acquisition prospects in several regions of the United States. From approximately June 1971 to current date, Mr. Morrison has been engaged as a chief geophysicists and seismic data analyst/seismologist.

Mr. Morrison earned a Bachelor of Science in Geology at Louisanna Tech University. He is an active member in the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, the Mississippi Geological Society and the Jackson Geophysical Society.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

(C) SHELL COMPANY TRANSACTION.

    Not applicable.

(D) EXHIBITS.

    Not applicable.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MAINLAND RESOURCES, INC.


DATE: August 17, 2009

                            /s/ MICHAEL J. NEWPORT
                            ________________________________________
                            Name: Michael J. Newport
                            Title: President/Chief Executive Officer


                                   __________


                                       -3-